CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-40823 on Form N-1A of our report dated October 28, 2021, relating to the financial statements and financial highlights of Large Cap Equity Fund, Small-Mid Cap Equity Fund, International Equity Fund, Emerging Markets Equity Fund, Core Fixed Income Fund, High Yield Fund, International Fixed Income Fund, Municipal Bond Fund, Inflation-Linked Fixed Income Fund, Ultra-Short Term Fixed Income Fund, and Alternative Strategies Fund, each a series of Morgan Stanley Pathway Funds, appearing in the Annual Report on Form N-CSR of Morgan Stanley Pathway Funds for the year ended August 31, 2021 and to the references to us under the headings “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

December 23, 2021